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                                  EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANTS

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NAME OF SUBSIDIARY                       JURISDICTION OF INCORPORATION          NAME UNDER WHICH IT DOES BUSINESS
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
Puerto Rico Telephone Company, Inc.      Commonwealth of Puerto Rico            Puerto Rico Telephone Company, Inc.
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Celulares Telefonica, Inc.               Commonwealth of Puerto Rico            Celulares Telefonica, Inc.
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PRTC Directories, Inc.                   Commonwealth of Puerto Rico            PRTC Directories, Inc.
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